                                                                 EXHIBIT 3(i)(2)

         FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

    NOV - [_] 1983
         /s/
     [2682-80]
     ---------

                                                     Filing Fee $50.00
                                                     BY Tomahawk Oil
                                                     & Minerals
                                                     Suite 110
                                                     77 North Oak Knoll
                                                     Pasaden, California
                                                     91101
                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                         TOMAHAWK OIL AND MINERALS, INC.
                             (a Nevada corporation)

     At a duly constituted meeting of the Shareholders of Tomahawk Oil and
Minerals, Inc., held on October 5, 1983, the following amend- ments to the
Articles of Incorporation of said Corporation were ap- proved:

     1. After motion duly made and seconded, the following resolution was adopted by a vote of 29,375,932 shares in favor and 126,625 shares opposed, with
303,125 shares abstaining:

               "RESOLVED, that paragraph 1. of the
               Articles of Incorporation is amended,
               in its entirety, as follows:

                  1. Name: The Name of the corpora-
                     ----
                     tion is TOMAHAWK INDUSTRIES, INC."

     2. After motion duly made and seconded, the following resolution was adopted by a vote of 28, 207,404 in favor and 1,180,639 shares opposed, with
417,635 shares abstaining:

               "RESOLVED, that the first sentence of Article 4 of the Articles of Incorpora- tion is amended, in its entirety, as follows:

                   4. Capital Stock: The total authorized
                      -------------
                      capital stock of the Corporation shall consist of
                      200,000,000 shares, having a par value of $ .001 per
                      share."

     We, the undersigned, hereby certify that the following is a true Copy of the resolution adopted by the Shareholders of the above-men- tioned Corporation at a meeting of said Shareholders held on the afore- Mentioned date, and that the same was entered in the regular minute Book of the said Corporation, now in full force and effect, and that The Shareholders of the Corporation have, and at the time of the adop- tion of said resolution had, full power and lawful authority to adopt the said resolution.

                                   /s/ David T. Laurance
                                   -----------------------------------
                                   DAVID T. LAURANCE, President of the
                                   Board of Directors of Tomahawk Oil
                                   and Minerals, Inc.

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